UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 31, 2015

Kratos Defense & Security Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34460	13-3818604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4820 Eastgate Mall, Suite 200
San Diego, California 92121
(Address of Principal Executive Offices) (Zip Code)

(858) 812-7300
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On May 31, 2015, Kratos Defense & Security Solutions, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Ultra Electronics Holdings plc, a public limited company formed under the laws of England and Wales and traded on the London Stock Exchange (“Ultra”), and Ultra Electronics Defense Inc. (“Buyer”), a Delaware corporation ultimately owned by Ultra, to sell the U.S. and U.K. operations of its Electronics Products Division.  Pursuant to the terms of the Purchase Agreement, the Company agreed to sell to Buyer all of the issued and outstanding capital stock of its wholly-owned subsidiary Herley Industries, Inc. (“Herley”) and certain of Herley’s subsidiaries, including Herley-CTI, Inc., EW Simulation Technology, Ltd. and Stapor Research, Inc. (collectively, with Herley, the “Herley Entities”), for a purchase price of $260 million in cash to be paid at closing and up to $5 million for taxes incurred as part of the transaction, subject to certain working capital adjustments (the “Transaction”).  The Company expects to pay approximately $25 million in transaction-related costs and net cash taxes, resulting in net cash proceeds to the Company of approximately $240 million. The boards of directors of the Company and Ultra have approved the Purchase Agreement and the Transaction.

Immediately prior to the closing of the Transaction, the outstanding shares of the capital stock of (i) General Microwave Corporation, a New York corporation, and its direct and indirect wholly-owned subsidiaries General Microwave Israel Corporation, a Delaware corporation, General Microwave Israel (1987) Ltd., an Israeli company, and Herley GMI Eyal Ltd., an Israeli company, (ii) MSI Acquisition Corp., a Delaware corporation and its wholly-owned subsidiary Micros Systems, Inc., a Florida corporation, and (iii) Herley-RSS, Inc., a Delaware corporation (collectively, the “Excluded Subsidiaries”), will be distributed as a dividend by Herley to Company, and will continue their current operations as wholly-owned subsidiaries of the Company.  Pursuant to the terms of the Purchase Agreement, the Company and Buyer expect to cause each of the Herley entities to make an election under Section 338(h)(10) of the Internal Revenue Code, which will provide a “step up” in tax basis and certain other related future tax attributes to Buyer.

The completion of the Transaction is subject to customary closing conditions, including: (i) the expiration of all applicable waiting periods under the Hart-Scott Rodino Antitrust Improvements Act of 1974, as amended (the “HSR Act”); (ii) the release of all liens on the Herley Entities; (iii) the receipt of all necessary third party consents and governmental approvals; (iv) subject to certain materiality exceptions, the accuracy of the representations and warranties made by each of the Company and Herley; (v) the compliance by each of the Company and Herley with their respective obligations under the Purchase Agreement; (vi) the absence of a material adverse effect on the business, operations, assets, liabilities, financial condition or results of operations of Herley and (vii) the other closing conditions set forth in the Purchase Agreement.

The Company and Buyer have made customary representations, warranties and covenants in the Purchase Agreement, including covenants regarding (i) the operation of the Company’s business prior to closing, (ii) non-competition and non-solicitation obligations by the Company and Buyer following the transaction and (iii) the parties’ obligations to cooperate in seeking regulatory approvals, including under the HSR Act.  The Purchase Agreement contains certain termination rights for each of the Company and Buyer.  The Company and Buyer have agreed to indemnify each other for breaches of representations, warranties and covenants and other customary matters.  The Purchase Agreement does not have any financing condition for Buyer, and Ultra has guaranteed the payment of the purchase price by Buyer.

The foregoing description of the Purchase Agreement, the Transaction and the other actions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which the Company intends to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 and the terms of which are incorporated herein by reference.

Amendment to Credit Agreement

On May 31, 2015, we entered into a third amendment (the “Third Amendment”) to our existing Credit and Security Agreement, dated as of  May 14, 2014, as amended, with SunTrust Bank, a Georgia banking corporation, as administrative agent (“SunTrust”) and certain other lenders party thereto (the “Credit Agreement”).  Among other things, the Third Amendment: (i) provides a permanent reduction in certain financial covenants under the Credit Agreement, including the maintenance covenant of the minimum fixed charge coverage ratio and (ii) allows the Company to consummate the Transaction. The minimum fixed charge coverage ratio will not be measured for the quarterly reporting period ending on or about June 30, 2015, and will be set at 1.05 to 1.00 if the Company’s outstanding borrowings (as defined in the Third Amendment) are greater than 0.00% but less than 15.00%, at 1.10 to 1.00 if the Company’s outstanding borrowings are equal to or greater than 15.00% but less than 25.00%, and at 1.15 to 1.00 for all other instances.  Outstanding borrowings for purposes of computing the applicable minimum fixed charge coverage ratio exclude any letter of credit exposure outstanding of $17,000,000.

The foregoing description of the Third Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Third Amendment, a copy of a copy of which the Company intends to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 and  the terms of which are incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.

Conference Call

Management will conduct a conference call on Monday, June 1, 2015 at 9:00 a.m. Pacific (noon Eastern) to discuss the Transaction, the strategic rationale for the Transaction, the businesses the Company retained, the estimated uses of the net proceeds of the Transaction and the strategic focus of the Company going forward.  Management will discuss the financial and accounting impacts of the Transaction and revised annual guidance for 2015.  Analysts and institutional investors may listen to the call by dialing (866) 393-0674 and referencing the call ID number 56042138. The general public may access the conference call by dialing (877) 344-3935. International participants may access the call by dialing (970) 315-0304. The conference call will be broadcast simultaneously and available at http://ir.kratosdefense.com/events.cfm. Investors are advised to log on to the website at least 15 minutes prior to the call to register, download and install any necessary audio software to view the presentation the Company’s management will be presenting.  A copy of the presentation slide deck is furnished as Exhibit 99.1 hereto.

The information provided pursuant to this Item 7.01, including Exhibit 99.1, is “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings.

Item 8.01    Other Events

On June 1, 2015, the Company issued a press release announcing (i) the Transaction, (ii) the Third Amendment and (iii) the Company’s intention to initiate a repurchase process for approximately $175 to $200 million of the Company’s 7% Senior Secured Notes (the “Notes”) at par, once the requisite requirements have been met in accordance with the Notes Indenture Agreement governing the Notes.  A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

This Current Report on Form 8-K and the press release do not constitute a solicitation or an offer to repurchase the Notes, nor shall there be a solicitation or offer in any state or jurisdiction in which such solicitation would be unlawful prior to qualification under the securities laws of such state or jurisdiction.  In addition, the repurchase, if commenced, will be made only to such persons and in such jurisdictions as is permitted under applicable law.

Forward-Looking Statements

Certain statements in the press release, conference call and management presentation may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, include, but are not limited to, statements regarding the Company’s ability to complete the Transaction on a timely basis, or at all; the Company’s use of its tax NOL carryforwards, the estimated net cash proceeds from the Transaction and the remaining tax NOL carryforwards that may be utilized by the Company after the Transaction; the Company’s planned use of the proceeds from the Transaction, including the timing and proposed amounts of the Company’s repurchase of its Notes; and the Company’s business plans and prospects.  These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the Company’s management and are subject to significant risks and uncertainty, including risks related to the Company’s ability to complete the Transaction; potential adverse reactions or changes to business relationships resulting from the Transaction; unexpected costs, charges, or expenses resulting from the Transaction; litigation or adverse judgments related to the Transaction; the Company’s inability to complete a repurchase of the Notes or the failure to realize interest expense savings from the repurchase or delay in realization thereof;  product failure or delays; general economic conditions; and cutbacks in defense spending. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the risk disclosures in the Company’s Annual Report on Form 10-K for the year ended December 28, 2014, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by the Company.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Management Presentation, dated June 1, 2015*

99.2	Press Release, dated June 1, 2015

* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kratos Defense & Security Solutions, Inc.
Date: June 1, 2015
	By:	/s/ Deborah S. Butera
	Name:	Deborah S. Butera
	Title:	Senior Vice President, General Counsel/Registered In-House Counsel, Chief Compliance Officer, and Secretary